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                                  EXHIBIT 23.3

                   CONSENT OF LEVINE, HUGHES & MITHUEN, INC.


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the 1994 Flexible Incentive Plan of our report dated December 16, 1992, with respect to the consolidated financial statements and schedules of Landmark Graphics Corporation included in the Annual Report on Form 10-K for the fiscal year ended June 30, 1994.





/s/ Levine, Hughes & Mithuen, Inc.
Englewood, Colorado
February 23, 1995